EXHIBIT 10.1

INTELLECTUAL PROPERTY MATTERS AGREEMENT

BY AND BETWEEN

HARVARD BIOSCIENCE, INC.

and

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

Dated as of October 31, 2013

INTELLECTUAL PROPERTY MATTERS AGREEMENT

THIS INTELLECTUAL PROPERTY MATTERS AGREEMENT (this “Agreement”) is dated as of October 31, 2013, by and between Harvard Bioscience, Inc., a Delaware corporation (“HBIO”), and Harvard Apparatus Regenerative Technology, a Delaware corporation and a wholly owned subsidiary of HBIO (“HART”). HBIO and HART are each referred to herein as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, HBIO is a global developer, manufacturer and marketer of a broad range of specialized products, primarily apparatus and scientific instruments, used to advance life science research and regenerative medicine;

WHEREAS, among its various business activities, HBIO operates various lines of business related to the development, manufacturing and marketing of apparatus and scientific instruments, including the Harvard Apparatus Research Business (as defined below) and the HART Business (as defined below);

WHEREAS, pursuant to the Separation and Distribution Agreement to be entered into by and between HBIO and HART, (the “Separation and Distribution Agreement”), the Parties have agreed to separate the HART Business from HBIO;

WHEREAS, it is the intent of the Parties, in accordance with the Separation and Distribution Agreement and the other agreements and instruments provided for therein, that HBIO convey to HART all of the business and assets of the HART Business, including certain intellectual property rights;

WHEREAS, it is the intent of the Parties that HBIO convey and license certain intellectual property rights to HART and for HART to grant a license back to HBIO to certain transferred intellectual property rights subject to the terms and conditions set forth in this Agreement;

WHEREAS, the Parties also intend to license certain other intellectual property rights to each other for use in their respective businesses, subject to certain limitations on competitive uses as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1.          Definitions.

Capitalized terms used in this Agreement shall have the meanings ascribed to them in the Separation and Distribution Agreement or in this Article I. In the event of any conflict between the definitions in this Agreement and in the Separation and Distribution Agreement, the terms of this Agreement shall control.

The following terms, as used in this Agreement, have the following meanings:

“HART Business” means the development, manufacture and sale of products for use in human regenerative medicine. This includes the development, manufacture and sale of pumps for human clinical injections and bioreactors and scaffolds for regenerating human organs and tissues and products for use on humans (or on human cells, tissue or organs) as part of a procedure that involves an injection, implant or transplant into a human. As used in this Agreement, the term “HART Business” includes any of the aforementioned activities plus any natural expansion of such business in the regenerative medicine field for use in humans by comparable companies in the regenerative medicine field for use in humans.

“HART Group” shall have the meaning set forth in the Separation and Distribution Agreement.

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“HART Indemnitees” shall have the meaning set forth in the Separation and Distribution Agreement.

“Harvard Apparatus Research Business” shall mean the business conducted by HBIO through the Original Harvard Apparatus, Warner and Hugo Sachs business units, where the Original Harvard Apparatus business unit refers to pumps and ventilators used mainly for research applications, provided that such definition of Harvard Apparatus Research Business expressly excludes Coulbourn, Panlab, CMA, BTX, Sample Prep or other products acquired and folded in from acquisitions after the original purchase of Harvard Apparatus by HBIO. The products of the Harvard Apparatus Research Business include pumps and various physiology tools for animal, organ, tissue and cell biology used mainly in research and in a few human applications as described in Section 9.2(d) below. References to the Harvard Apparatus Research Business” in this Agreement shall include this business as currently conducted or conducted in the future.

“HBIO Group” shall have the meaning set forth in the Separation and Distribution Agreement.

“HBIO Indemnitees” shall have the meaning set forth in the Separation and Distribution Agreement.

“Know-How” means the expertise and knowledge related to a particular Technology or Intellectual Property.

 “Improvement” to any Intellectual Property or Technology means, in part, (a) with respect to Copyrights, any modifications, derivative works and translations of works of authorship in any medium, including, without limitation, any database that is created by extraction or re-utilization of another database; (b) with respect to Technology, any improvement or modification to the Trade Secrets that cover or are otherwise incorporated into Technology.

“Information” shall have the meaning set forth in the Separation and Distribution Agreement.

“Insolvency Event” arises when a Party: (a) becomes insolvent; (b) commits an act of bankruptcy; (c) seeks an arrangement or compromise with its creditors under any statute or otherwise; (d) is subject to a proceeding in bankruptcy, receivership, liquidation or insolvency and same is not dismissed within sixty (60) days; (e) makes an assignment for the benefit of the creditors; (f) admits in writing its inability to pay its debts as they mature; or (g) ceases to function as a going concern, or to conduct its operations in the normal course of business.

“Intellectual Property” means all of the following whether arising under the Laws of the United States or of any other foreign or multinational jurisdiction: (i) patents, patent applications (including patents issued thereon) and statutory invention registrations, including reissues, divisions, continuations, continuations in part, substitutions, renewals, extensions and reexaminations of any of the foregoing, and all rights in any of the foregoing provided by international treaties or conventions (“Patents”), (ii) trademarks, service marks, trade names, service names, trade dress, logos and other source or business identifiers, including all goodwill associated with any of the foregoing, and any and all common law rights in and to any of the foregoing, registrations and applications for registration of any of the foregoing, all rights in and to any of the foregoing provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing (“Trademarks”), (iii) Internet domain names, (iv) copyrightable works, copyrights, moral rights, mask work rights, database rights and design rights, in each case, other than Software, whether or not registered, and all registrations and applications for registration of any of the foregoing, and all rights in and to any of the foregoing provided by international treaties or conventions (“Copyrights”), (v) confidential and proprietary information, including trade secrets, invention disclosures, processes and Know-How, in each case, other than Software (“Trade Secrets”), (vi) intellectual property rights arising from or in respect of any Technology, and (vii) Software, other than commercially available “off-the-shelf” software.

“Liabilities” shall have the meaning set forth in the Separation and Distribution Agreement.

“Laws” shall have the meaning set forth in the Separation and Distribution Agreement.

“New HART Technology” shall have the meaning set forth in Section 4.2 hereof.

“New HBIO Technology” shall have the meaning set forth in Section 3.2 hereof.

“Notifying Party” shall have the meaning set forth in Section 5.7 hereof.

“Person” shall have the meaning set forth in the Separation and Distribution Agreement.

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“Rejected New Hart Technology” shall have the meaning set forth in Section 4.2 hereof.

“Rejected New HBIO Technology” shall have the meaning set forth in Section 3.2 hereof.

“Separation Date” shall have the meaning set forth in the Separation and Distribution Agreement.

“Software” means any and all (i) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) documentation, including user manuals and other training documentation, relating to any of the foregoing.

“Subsidiary” shall have the meaning set forth in the Separation and Distribution Agreement.

“Technology” means tangible embodiments, whether in electronic, written or other media, of technology, including designs, design and manufacturing documentation (such as bill of materials, build instructions and test reports), schematics, algorithms, routines, software, databases, lab notebooks, development and lab equipment, processes, prototypes and devices. Technology does not include Intellectual Property in any of the foregoing.

“Third Party” means any Person other than a Party.

“Third-Party Claims” shall have the meaning set forth in the Separation and Distribution Agreement.

“Transferred Intellectual Property” means: (a) the Patents listed on Exhibit A hereto; (b) other inventions and Intellectual Property for which patent, trademark or copyright applications, as applicable, have not been filed that were originated in the HART Business prior to the Separation Date, including, without limitation, those inventions described on Exhibit A attached hereto; (c) the HART Software as defined in the Separation and Distribution Agreement); (d) trade secrets, know how or other Intellectual Property related to the HART Business owned or licensed by HBIO prior to the Separation Date, including any such Intellectual Property transferred to the HART Business by HBIO or its subsidiaries prior to the Separation Date; and (e) all Know-How related to the items listed in (a) through (d) above.

“Transferred Licenses” means the license agreements and other licensed Intellectual Property listed on Exhibit B hereto, and all Know-How related to the same.

ARTICLE II

TRANSFERRED INTELLECTUAL PROPERTY RIGHTS AND TECHNOLOGY

2.1.          Assignment of Intellectual Property.    HBIO hereby agrees to, and to cause its Affiliates and Subsidiaries to, grant, assign and convey to HART the Transferred Intellectual Property. For the avoidance of doubt, the Transferred Intellectual Property is transferred subject to the licenses granted to HBIO in Article IV below, and the competitive restrictions in Article IX below. The Transferred Intellectual Property include all of HBIO’s right, title and interest in and to any and all proceeds, causes of action and rights of recovery against Third Parties for past and future infringement or misappropriation of any of the Transferred Intellectual Property. The Parties shall execute an Intellectual Property Assignment in a form reasonably satisfactory to the Parties to document the transfer of the Transferred Intellectual Property. HART shall have the sole responsibility, at its sole cost and expense, to file the Intellectual Property Assignment and any other forms or documents as required to record the assignment of the Transferred Intellectual Property from HBIO to HART; provided however, that, upon request, HBIO shall provide reasonable assistance to HART to record the assignment, at HART's sole cost and expense. HART shall be responsible for the prosecution and maintenance of all Patents included within the Transferred Intellectual Property.

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2.2.          Assignment and Assumption of Intellectual Property Licenses.    HBIO hereby assigns and conveys to HART, and agrees to cause its Affiliates and Subsidiaries to assign and convey to HART, the Transferred Licenses, and HART hereby assumes from HBIO and its Affiliates and Subsidiaries the Transferred Licenses, in each case subject to the terms, conditions and restrictions of each such Transferred License. HBIO acknowledges and agrees that it shall have sole responsibility to seek and obtain the consent of any Third Party necessary for the transfer of any of the Transferred Licenses, and HART shall bear sole responsibility for any consideration necessary for their transfer. Upon request, HART will provide reasonable assistance in obtaining such consent, at HART’s sole expense. For the avoidance of doubt, and subject to the terms and conditions of the Transferred Licenses, HART hereby succeeds to all of the rights and responsibilities of HBIO under each such Transferred License, including any liabilities arising under the Transferred Licenses prior to the Separation Date, which liabilities shall be the responsibility of HART.

2.3.          Transfer of Business Technology and Know-How.    HBIO hereby agrees to, and to cause its Affiliates and Subsidiaries to, grant, assign and convey to HART all Technology and Know-How used in the HART Business. For the avoidance of doubt, the transfer of the Technology and Know-How used in the HART Business does not include the transfer of any Intellectual Property in any Technology used in the HART Business; such Intellectual Property is transferred to HART as Transferred Intellectual Property in Section 2.1 above.

ARTICLE III

LICENSES TO HART

3.1.          License to Existing Intellectual Property. HBIO hereby grants, and agrees to cause its Affiliates and Subsidiaries to grant, to HART an exclusive, worldwide, royalty free, sublicensable and transferable right and license to use, solely in the HART Business, all Intellectual Property, Technology and related Know-How that exists on the date hereof and was developed by HBIO in the Harvard Apparatus Research Business, including without limitation the Intellectual Property, Technology and related Know-How pertaining to Hugo-Sachs that are remaining with the HBIO Group following the Separation. The license granted by HBIO to HART under this Section 3.1 shall remain in effect with respect to each Patent included in the license under this Section 3.1, until the date on which such Patent shall expire. The foregoing exclusive license grant shall not exclude or limit any member of the HBIO Group from their continued use of such all Intellectual Property, Technology and related Know-How, subject to Article IX hereof.

3.2.          Other Intellectual Property Rights.  HBIO hereby grants, and agrees to cause its Affiliates and Subsidiaries to grant, to HART a perpetual, exclusive, worldwide, sublicensable and transferable right and license to use, solely in connection with the HART Business for the period described below in Section 3.3, all Intellectual Property, Technology and related Know-How developed by HBIO in the Harvard Apparatus Research Business during the five-year period following the Separation Date (collectively, the “New HBIO Technology”). For avoidance of any doubt, any Intellectual Property, Technology and related Know-How developed by HBIO in the Harvard Apparatus Research Business after such five-year period (the “Future HBIO Technology) will not be subject to this Section 3.2. The foregoing exclusive license grant shall not exclude or limit any member of the HBIO Group from their continued use of the New HBIO Technology , subject to Article IX hereof. HBIO and each other member of the HBIO Group, as applicable, shall retain any and all rights with respect to the New HBIO Technology other than the license granted to HART in this Section 3.2. During the term of such license, HBIO shall use commercially reasonable efforts to notify HART in writing promptly following the development of any New HBIO Technology (provided that the failure to provide any such notice shall not be deemed to be a breach of this Agreement or give rise to any claims or termination rights hereunder). Upon the receipt of such notice, HART shall have sixty (60) days to elect to either license such New HBIO Technology in accordance with the above provisions, after which such time, if HART fails to make such election, or elects not take such license, HBIO shall have no obligations to HART under this Article III with respect to such non-elected/rejected New HBIO Technology (the “Rejected New HBIO Technology”). Any disclosures made pursuant to this Section 3.2 shall be treated as “Information” for purposes of this Agreement. For the avoidance of any doubt, neither (i) the Future HBIO Technology nor (ii) any New HBIO Technology that the parties cannot mutually agree on a royalty fee with respect to in accordance with Section 3.3, shall be deemed Rejected New HBIO Technology. In addition, HBIO’s use of such items described in (i) and (ii) in the prior sentence shall continue to be subject to Section 9.1 in accordance with the terms hereof.

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3.3.          Term of License Grant and Assistance. The licenses granted by HBIO to HART to the New HBIO Technology under Section 3.2 shall remain in effect until the first to occur of: (a) the date on which HART ceases to actively use the New HBIO Technology in its HART Business, which date shall be no sooner than one year after disclosure; (b) with respect to each Patent included in the New HBIO Technology subject to the licenses, the date on which such Patent shall expire; or (c) an Insolvency Event occurs with respect to HART. For purposes of this Agreement, HART will be deemed to be actively using the New HBIO Technology if either: (i) any New HBIO Technology is incorporated into any products being developed, manufactured, marketed, distributed or sold by HART or any Third Party on behalf of HART; or (ii) HART is actively using, or has actively used within the previous six (6) month period, the New HBIO Technology as part of its research and development efforts for the HART Business.

During the term of the license granted to HART under Section 3.2, from time to time during the initial three (3) month period following the respective license grant, upon the reasonable request of HART, HBIO agrees to use its commercially reasonable efforts to provide assistance to HART to enable to HART to assess and setup the technology pertaining to such license, including such services as minor software changes or explaining manufacturing and testing procedures.  In connection with any request for such assistance, HBIO and HART shall in good faith negotiate the charge applicable to such assistance, which charge shall be borne solely by HART. Notwithstanding the above, until five years from the Separation Date, the licenses granted in accordance with Section 3.2 above shall be royalty-free, and should HART desire to continue the license of the New HBIO Technology thereafter, the Parties shall negotiate in good faith commercially reasonable payment terms of such continued license. The license shall continue during the period of such negotiations.

3.4.          Third Party Licenses.    With respect to Intellectual Property licensed to HBIO or its Affiliates or Subsidiaries by a Third Party, the license grants set forth in this Article III shall be subject to all of the conditions set forth in the relevant license agreement between HBIO (or its Affiliate or Subsidiary, as the case may be) and such Third Party, in addition to all of the terms, conditions and restrictions set forth herein. Licenses to HART under Sections 3.1 and 3.2 pertaining to Intellectual Property owned by a Third Party shall expire on the expiration of the term of the corresponding license agreement between such Third Party and HBIO (or its Subsidiary or its Affiliate), as the case may be. If such Third Party licenses do not permit a license or sublicense to by HBIO or its Affiliates or Subsidiaries to HART or its Affiliates or Subsidiaries, then the provisions of Sections 3.1 and 3.2 and related sections of this Article III shall not be applicable with respect to such licenses, provided that if HART requests that HBIO seek to obtain the consent of such Third Party to any such sublicense, HBIO will review such request in good faith and if it determines in it reasonable discretion that such consent request would not have any adverse impact in HBIO or its Affiliates or Subsidiaries, then HBIO shall use commercially reasonable efforts to make one attempt to obtain such consent, and if such consent is provided then the provisions of Sections 3.1 and 3.2 and related sections of this Article III shall apply.

3.5.          Software.    With respect to Software included within the New HBIO Technology, such licenses include the right to use, modify, and reproduce such software, in source code and object code form and Improvements thereof made by or on behalf of HART.

3.6.          Have Made Rights.    The licenses to HART in Sections 3.1 and 3.2 above shall include the right to have Third Parties manufacture or distribute products for HART, subject to the rights granted to HBIO in the Product Distribution Agreement.

3.7.           Improvements.    As between HBIO and its Affiliates and Subsidiaries on the one hand, and HART and its Affiliates and Subsidiaries on the other hand, HART hereby retains all right, title and interest, including all Intellectual Property, in and to any Improvements made by or on behalf of HART: (a) to any of the Transferred Intellectual Property, or (b) in the exercise of the licenses granted to it by HBIO and its Affiliates and Subsidiaries in this Article III, subject in each case only to the ownership interests of HBIO, its Affiliates and Subsidiaries in the underlying Intellectual Property improved thereby. Notwithstanding the foregoing, HART shall not file a patent application with respect to any Improvements on any New HBIO Technology without the prior written consent of HBIO.

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3.8.          No Restrictions on HBIO. Subject to Article IX hereof, the licenses granted in Section 3.1 and 3.2 hereof shall in no way limit the ability of HBIO to use the New HBIO Technology with respect to uses outside the HART Business. HBIO will bear sole responsibility and cost for prosecuting and maintaining Patents that it owns, and shall have the sole authority to make decisions regarding the prosecution of Patents included in the New HBIO Technology.

3.9.          Strategic Transactions. For the avoidance of any doubt, in the event that HBIO or the Harvard Apparatus Research Business is acquired by another non-affiliated entity (an “Acquiror”), such Acquiror shall only be subject to Section 3.2 with respect to New HBIO Technology developed with respect to its operation of the Harvard Apparatus Research Business, and shall expressly not be subject to Section 3.2 with respect to all Intellectual Property, Technology and related Know-How developed by the Acquiror in its other business operations outside of the Harvard Apparatus Research Business .

ARTICLE IV

LICENSES TO HBIO

4.1.          License to Existing Intellectual Property.     HART hereby grants, and agrees to cause its Affiliates and Subsidiaries to grant, to HBIO an exclusive (for use by HBIO, and its Affiliates and Subsidiaries, only with respect the Harvard Apparatus Research Business, and such term “exclusive” shall expressly not exclude or limit HART and its subsidiaries from their continued use of the related Transferred Intellectual Property in accordance herewith), worldwide, royalty free, sublicensable and transferable right and license to use the Transferred Intellectual Property solely in the Harvard Apparatus Research Business. Except for the license granted to HBIO in this Section 4.1, HART shall retain any and all rights with respect to such Transferred Intellectual Property. The license granted by HART to HBIO under this Section 4.1 shall remain in effect with respect to each patent included in the license under this Section 4.1, until the date on which such patent shall expire. The license granted by HART to HBIO under this Section 4.1 shall also be subject to Section 1.4 of the Product Distribution Agreement executed by HART and HBIO in connection herewith.

4.2.          Other Intellectual Property Rights. HART hereby grants, and agrees to cause its Affiliates and Subsidiaries to grant, to HBIO a perpetual, exclusive, worldwide, sublicensable and transferable right and license to use, solely in connection with the Harvard Apparatus Research Business for the period described below in Section 4.3, all Intellectual Property, Technology and related Know-How developed by HART in the HART Business during the five-year period following the Separation Date (collectively, the “New HART Technology”). For avoidance of any doubt, any Intellectual Property, Technology and related Know-How developed by HART in the HART Business after such five-year period (the “Future HART Technology) will not be subject to this Section 4.2. The foregoing exclusive license grant shall not exclude or limit any member of the HART Group from their continued use of the New HART Technology , subject to Article IX hereof. Should HBIO desire to license the New HART Technology for use outside the scope of the Harvard Apparatus Research Business, the Parties shall negotiate in good faith the terms and conditions, including the payment terms, of such license. HART and each other member of the HART Group, as applicable, shall retain any and all rights with respect to the New HART Technology other than the license granted to HBIO in this Section 4.2. During the term of such license, HART shall use commercially reasonable efforts to notify HBIO in writing promptly following the development of any New HART Technology (provided that the failure to provide any such notice shall not be deemed to be a breach of this Agreement or give rise to any claims or termination rights hereunder). Upon the receipt of such notice, HBIO shall have sixty (60) days to elect to either license such New HART Technology in accordance with the above provisions, after which such time, if HBIO fails to make such election, or elects not take such license, HART shall have no obligations to HBIO under this Article IV with respect to such non-elected/rejected New HART Technology (the “Rejected New HART Technology”). Any disclosures made pursuant to this Section 4.2 shall be treated as “Information” for purposes of this Agreement. For the avoidance of any doubt, neither (i) the Future HART Technology nor (ii) any New HART Technology that the parties cannot mutually agree on a royalty fee with respect to in accordance with Section 4.3, shall be deemed Rejected New HART Technology. In addition, HART’s use of such items described in (i) and (ii) in the prior sentence shall continue to be subject to Section 9.2 in accordance with the terms hereof.

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4.3.          Term of License Grant and Assistance. The licenses granted by HART to HBIO to the New HART Technology under Section 4.2 shall remain in effect until the earlier to occur of: (a) the date on which HBIO ceases to actively use the New HART Technology in its Harvard Apparatus Research Business, which date shall be no sooner than one year after disclosure; (b) with respect to each Patent included in the New HART Technology, the date on which such Patent shall expire, or (c) an Insolvency Event occurs with respect to HBIO. For purposes of this Agreement, HBIO will be deemed to be actively using the New HART Technology if either: (i) any New HART Technology is incorporated into any products being developed, manufactured, marketed, distributed or sold by HBIO or any Third Party on behalf of HBIO; or (ii) HBIO is actively using, or has actively used within the previous six (6) month period, the New HART Technology as part of its research and development efforts for the Harvard Apparatus Research Business.

During the term of the license granted to HBIO under Section 4.2, from time to time during the initial three (3) month period following the respective license grant, upon the reasonable request of HBIO, HART agrees to use its commercially reasonable efforts to provide assistance to HBIO to enable to HBIO to assess and setup the technology pertaining to such license, including such services as minor software changes or explaining manufacturing and testing procedures.  In connection with any request for such assistance, HBIO and HART shall in good faith negotiate the charge applicable to such assistance, which charge shall be borne solely by HBIO. Notwithstanding the above, until five years from the Separation Date, the licenses granted in accordance with Section 4.2 above shall be royalty-free, and should HBIO desire to continue the license of the New HART Technology thereafter, the Parties shall negotiate in good faith commercially reasonable payment terms of such continued license. The license shall continue during the period of such negotiations.

4.4.          Third Party Licenses.    With respect to Intellectual Property licensed to HART or its Affiliates or Subsidiaries by a Third Party, the license grants set forth in this Article IV shall be subject to all of the conditions set forth in the relevant license agreement between HART (or its Affiliate or Subsidiary, as the case may be) and such Third Party, in addition to all of the terms, conditions and restrictions set forth herein. Licenses to HBIO under this Article IV pertaining to Intellectual Property owned by a Third Party shall expire on the expiration of the term of the corresponding license agreement between such Third Party and HART (or its Subsidiary or its Affiliate), as the case may be.  If such Third Party licenses do not permit a license or sublicense by HART or its Affiliates or Subsidiaries to HBIO or its Affiliates or Subsidiaries, then the provisions of Sections 4.1 and 4.2 and related sections of this Article IV shall not be applicable with respect to such licenses, provided that if HBIO requests that HART seek to obtain the consent of such Third Party to any such sublicense, HART will review such request in good faith and if it determines in it reasonable discretion that such consent request would not have any adverse impact in HART or its Affiliates or Subsidiaries, then HART shall use commercially reasonable efforts to make one attempt to obtain such consent, and if such consent is provided then the provisions of Sections 4.1 and 4.2 and related sections of this Article IV shall apply.

4.5.          Software.    Without limiting the generality of the foregoing licenses granted in Sections 4.1 and 4.2, with respect to Software included within the New HART Technology, such licenses include the right to use, modify, and reproduce such software, in source code and object code form and Improvements thereof made by or on behalf of HBIO or its Subsidiaries.

4.6.          Have Made Rights.    The licenses granted to HBIO in Sections 4.1 and 4.2 above shall include the right to have Third Parties manufacture and distribute products of HBIO, subject to the distribution rights granted to HART under the Product Distribution Agreement.

4.7.          Improvements.    As between HBIO and its Affiliates and Subsidiaries on the one hand and HART and its Affiliates and Subsidiaries on the other hand, HBIO and its Affiliates and Subsidiaries hereby retain all right, title and interest, including all Intellectual Property, in and to any Improvements made by or on behalf of HBIO or its Affiliates or Subsidiaries in the exercise of the licenses granted to it by HART and its Affiliates and Subsidiaries, subject only to the ownership of HART in the underlying Intellectual Property improved thereby. Notwithstanding the foregoing, HBIO shall not file a patent application with respect to any Improvements on any New HART Technology without the prior written consent of HART.

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4.8.          No Restrictions on HART. Subject to Article IX hereof, the licenses granted in Section 4.1 and 4.2 hereof shall in no way limit the ability of HART to use the New HART Technology in the HART Business. HART will bear sole responsibility and cost for prosecuting and maintaining Patents that it owns, and shall have the sole authority to make decisions regarding the prosecution of Patents included in the New HART Technology.

4.9.          Strategic Transactions. For the avoidance of any doubt, in the event that HART or the HART Business is acquired by an Acquiror: (a) such acquisition shall not constitute a violation of Article IX, even if the Acquiror’s business is outside the scope of the HART Business; and (b) such Acquiror shall only be subject to Section 4.2 with respect to New HART Technology developed with respect to its operation of the HART Business, and shall expressly not be subject to Section 4.2 with respect to all Intellectual Property, Technology and related Know-How developed by the Acquiror in its other business operations outside of the HART Business.

ARTICLE V

ADDITIONAL INTELLECTUAL PROPERTY RELATED MATTERS

5.1.          Assignments and Licenses.    No Party may assign or grant a license under any of such Party's Intellectual Property Rights which it has licensed to the other Party in Article III or IV above, unless such assignment or grant is made subject to the licenses granted herein.

5.2.          Assistance by Employees.    Each Party agrees that its employees and contractors have a continuing duty to assist the other Party with the prosecution of the other Party's Patents and, accordingly, each agrees to make available to the other Party or its counsel inventors and other reasonably necessary persons employed by it for interviews and/or testimony to assist in good faith in further prosecution, maintenance or litigation of such Patents, including the signing of documents related thereto. Any actual and reasonable out-of-pocket expenses associated with such assistance shall be borne by the Party that owns the Patent, expressly excluding the value of the time of each Party's personnel.

5.3.          Assistance with Litigation.    In the case of assistance with Third Party litigation pertaining to any of the Intellectual Property transferred in Article II or licensed in Articles III or IV above, the Parties shall agree on a case by case basis on reasonable compensation, for the value of the non-litigating Party's employee's time as reasonably required in connection with any such litigation.

5.4.          No Implied Licenses.    Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any Intellectual Property, other than as expressly granted in this Agreement.

5.5.          Obligation to Prosecute Patents.    Each Party shall use commercially reasonable efforts to protect, perfect and maintain its Intellectual Property, provided, however that nothing in this Agreement shall obligate either Party to file any patent application, to prosecute any Patent or secure any Patent rights or to maintain any Patent in force. Notwithstanding the foregoing, should HBIO decide to abandon or let lapse any Patents included within the New HBIO Technology, it shall so notify HART in writing at least thirty (30) days in advance of the next filing deadline applicable to such Patent, and give HART the option of taking over such Patent under reasonable conditions (including, for example, acknowledgement of prior Third Party rights, license back to HBIO , and similar conditions consistent with this Agreement) mutually agreed-upon by the Parties. Notwithstanding the foregoing, should HART decide to abandon or let lapse any Patents included within the Transferred Intellectual Property that is subject to license to HBIO in accordance with Section 4.1, or New HART Technology, it shall so notify HBIO in writing at least thirty (30) days in advance of the next filing deadline applicable to such Patent, and give HBIO the option of taking over such Patent under reasonable conditions (including, for example, acknowledgement of prior Third Party rights, license back to HART, and similar conditions consistent with this Agreement) mutually agreed-upon by the Parties.

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5.6.          Reconciliation.    The Parties acknowledge that, as part of the transfer of the Transferred Intellectual Property and the Transferred Licenses, members of the HBIO Group or their Affiliates may inadvertently retain Technology or Intellectual Property that should have been transferred to HART pursuant to Article II of this Agreement, and HART may inadvertently acquire Technology or Intellectual Property that should not have been transferred. Each Party agrees to negotiate, in good faith, the transfer to the other of any such later identified Technology or Intellectual Property, subject to the licenses set forth in Articles III and IV above, at the reasonable written request of the other Party.

5.7.          Third-Party Infringement.    No Party shall have any obligation hereunder to institute or maintain any action or suit against Third Parties for infringement or misappropriation of any Intellectual Property in or to any Technology licensed to the other Party hereunder, or to defend any action or suit brought by a Third Party which challenges or concerns the validity of any of such Intellectual Property or which claims that any Technology licensed to the other Party hereunder infringes or constitutes a misappropriation of any Intellectual Property of any Third Party. Each Party (the "Notifying Party") has the continuing obligation to promptly notify the other Party in writing upon learning of a Third Party likely infringing upon or misappropriating any Intellectual Property of the other Party which is licensed to the Notifying Party in this Agreement. Such notification shall set forth in reasonable specificity the identity of the suspected infringing Third Party and the nature of the suspected infringement.

5.8.          Trademark License.    The parties acknowledge and agree that HBIO has granted HART a sublicense to use the mark “HARVARD APPARATUS” pursuant to the Sublicense Agreement and the terms, conditions and limitations set forth therein.

ARTICLE VI

AUDIT RIGHTS

6.1.          Audit Rights. From the Separation Dateuntil the expiration of the non-competition and non-solicitation covenants in accordance with Section 9.4 hereof, each of HBIO and HART or its appointed representatives shall have the right to audit the relevant books and records of the other Party to confirm the other Party’s compliance with the non-competition and non-solicitation requirements of Article IX of this Agreement. Audits will be conducted during regular business hours and in a manner that does not unreasonably interfere with the operation of the business of the Party being audited. Audits may be conducted by an employee of the auditing Party as well as by any attorney or accounting firm designated by an employee of the auditing Party who is subject to confidentiality obligations at least as protective of the disclosing Party’s Information as those contained in this Agreement. Any such audit will be conducted at the auditing Party’s expense.

ARTICLE VII

CONFIDENTIALITY

7.1.          Exchange of Information and Confidentiality.    Article VII of the Separation and Distribution Agreement is incorporated herein by this reference.

ARTICLE VIII

LIMITATION OF LIABILITY & WARRANTY DISCLAIMER

8.1.          Limitation of Liability.     IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND BASED ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL NOT, HOWEVER, LIMIT THE DAMAGES AVAILABLE TO A PARTY FOR INFRINGEMENT OR MISAPPROPRIATION OF ITS INTELLECTUAL PROPERTY BY THE OTHER PARTY.

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8.2.          Warranties Disclaimer.    EXCEPT AS OTHERWISE SET FORTH HEREIN, (A) EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL INTELLECTUAL PROPERTY RIGHTS AND TECHNOLOGY LICENSED HEREUNDER ARE LICENSED WITHOUT ANY WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT THERETO, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT, AND (b) no Party makes any warranty or representation that any manufacture, use, importation, offer for sale or sale of any product or service will be free from infringement of any Intellectual Property of any Third Party.

8.3.          Indemnification. HBIO shall, and shall cause the other members of the HBIO Group to, jointly and severally, indemnify, defend and hold harmless the HART Indemnitees from and against any and all Liabilities of the HART Indemnitees relating to Third-Party Claims that any of the Transferred Intellectual Property or the New HBIO Technology infringes upon or misappropriates the Intellectual Property of any Third Party. HART shall, and shall cause the other members of the HART Group to, jointly and severally, indemnify, defend and hold harmless the HBIO Indemnitees from and against any and all Liabilities of the HBIO Indemnitees relating to Third-Party Claims that any of the New HART Technology infringes upon or misappropriates the Intellectual Property of any Third Party. Any claims for indemnification pursuant to this Section 8.3 shall be made in accordance with the procedures set forth in Section 5.5 of the Separation and Distribution Agreement.

ARTICLE IX

COMPETITIVE RESTRICTIONS

9.1.          Non-Competition Covenants of HBIO. HBIO agrees that after the Separation Date it will not, either directly or through any of its Affiliates or Subsidiaries, knowingly make, sell or have made or sold, or market or distribute, any pumps, syringes, bioreactors, scaffolds, machines, software, devices or other products that compete with the HART Business, subject to the following exceptions: (a) HBIO shall be permitted to use any Rejected New HBIO Technology in its own business, or to license such Rejected New HBIO Technology to a Third Party, in either case for use outside the scope of its business; (b) the exceptions outlined in Section 3.9 hereof in the event of an acquisition of HBIO or the Harvard Apparatus Research Business; and (c) the foregoing shall not prevent HBIO from selling products from the Harvard Apparatus Research Business to hospitals, clinics and other customers who validate, solely for internal human use and not for commercial sale, a research-use only product through their internal regulatory processes, provided that HBIO further agrees that it shall not market these products for human use, nor perform clinical trials or seek FDA or other regulatory approval for human use of these products. The foregoing shall not prevent HBIO from selling products from its businesses outside of the Harvard Apparatus Research Business into hospitals, clinics and other customers for human use or perform clinical trials or seek FDA or other regulatory approval for human use outside the HART Business.

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9.2.          Non-Competition Covenants of HART. HART agrees that after the Separation Date it will not, either directly or through any of its Affiliates or Subsidiaries, knowingly make or sell, or have made or sold, or market or distribute any products that are outside the HART Business or compete in any manner with the HBIO Group’s business, subject to the following exceptions: (a) HART shall not be prohibited from any natural expansion of its business if undertaken by comparable companies in the regenerative medicine field for use in humans, other than expansion in to the Harvard Apparatus Research Business; (b) HART shall be permitted to use any Rejected New HART Technology by HART in its own business, or to license such Rejected New HART Technology to a Third Party, in either case for use outside the scope of the HART Business; (c) the exceptions outlined in Section 4.9 hereof in the event of an acquisition of HART; and (d) HART may place products for use outside the scope of the HART Business at research sites, but only if there is no charge to the user for such products. For clarity since HART will operate in the HART Business and HBIO will operate in the Harvard Apparatus Research Business, it is permissible for both companies to be simultaneously selling an identical product under their respective trademarks in their respective separate fields of use (i.e. HART Business for HART and Harvard Apparatus Research Business for HBIO) without violating Article IX of this Agreement. Notwithstanding the foregoing, in order for HART to promote collaborations with leading scientists in regenerative medicine, HBIO acknowledge and agrees that it shall not violate the non-competition provisions described above if HART places products for use in the Harvard Apparatus Research Business at research sites, as long as there is no charge to the customer for such products. If the product placed for such purpose is manufactured by HBIO, HART will be entitled to purchase it from HBIO at discount rate of thirty-five percent (35%) off of HBIO’s then current US list price for such product for a period of ten years from the Separation Date, provided thereafter the Parties shall negotiate in good faith a commercially reasonable payment term of such product if HART desires to continue such arrangement. However, nothing in this paragraph shall obligate HART to purchase such products from HBIO.

9.3.           Non-Solicitation Covenants. Without the prior written consent of the other Party and except for those employees that the Parties have agreed, on or prior to the date hereof, will be employed by the HART Business, each Party agrees that after the Separation Date it shall not, (A) hire any of the other Party’s (or its subsidiaries’ or affiliates') employees, or (B) solicit, for the purpose of hiring (other than in the ordinary course of a hiring solicitation program), any of the other Party’s (or its subsidiaries’ or affiliates') employees. Nothing herein shall preclude generalized searches by a Party for employees through the use of advertisement in the media or through engagement of firms to conduct searches that are not targeted or focused on the other Party’s (or its subsidiaries’ or affiliates') employees or hiring (i) any person who responds to such advertisement or (ii) any person that was not indirectly or directly contacted or solicited in violation of the above provisions and who contacts a Party on his or her own behalf, or (iii) negotiating with or hiring any such person whose employment was terminated by a Party or any of its subsidiaries or affiliates prior to commencement of employment discussions between the other Party and such person. In the event of a sale of HBIO or HART, this Section 9.3 shall not be construed to prohibit the acquiring entity from soliciting or hiring employees of the other Party hereto, so long as such employees are not solicited or hired by the acquired entity.

9.4.          Expiration of Obligations. The non-competition and non-solicitation covenants contained in this Article IX shall terminate and be of no further force and effect after the tenth anniversary of the Separation Date, provided that such covenants may be terminated immediately by either Party upon written notice in the event that an Insolvency Event occurs with respect to the other Party. However, in the event that either HART or HBIO abandons any particular product or products, it shall so notify the other Party in writing within sixty (60) days thereof, at which time the non-competition covenants of this Article IX shall expire, terminate and be of no further force and effect with respect to such abandon product or products. For purposes of this Agreement, a Party will be deemed to have abandoned a product or products if it is no longer actively involved in developing, marketing, selling or distributing such product or products.

9.5.          Impact on Certain Strategic Transactions by HBIO. The non-competition provisions in this Article IX shall not prevent the sale of HBIO to an entity that is engaged in business activities that are competitive with those of the HART Business, provided, however, that in the event of such a sale, while the acquiring entity may compete with the HART Business, it shall not directly or indirectly use any of HART’s Information, that is subject to confidentiality in accordance with Section 7.8 of the Separation and Distribution Agreement, in any manner that competes with the HART Business. In addition, in the event that HBIO, through its Harvard Apparatus Research Business, acquires a business that has products in the HART Business, it shall so notify HART in writing within ten (10) days of the effective date of such acquisition. Upon the receipt of such notice, HART shall have sixty (60) days to elect to either: (a) acquire that limited portion of the acquired business with the products in the HART Business, at a price determined by an independent, duly-qualified Third Party appraiser mutually selected by HART and HBIO; or (b) obtain an exclusive (only with respect to the HART Business) license to those products and/or become the exclusive (only with respect the HART Business) distributor for those products on terms and conditions mutually agreed-upon by the Parties.

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9.6.          Impact on Certain Strategic Transactions by HART. The non-competition provisions set forth in this Article IX shall not prevent the sale of HART to an entity that is engaged in business activities that are competitive with those of the HBIO Group , provided, however, that in the event of such a sale, while the acquiring entity may compete with the HBIO Group’s business, it shall not directly or indirectly use any of the HBIO Group’s Information, that is subject to confidentiality in accordance with Section 7.8 of the Separation and Distribution Agreement, in any manner that competes with the HBIO Group’s business. In addition, in the event that HART acquires a business that that has products outside of the HART Business, it shall so notify HBIO in writing within ten (10) days of the effective date of such acquisition. Upon the receipt of such notice, HBIO shall have sixty (60) days to elect to either: (a) acquire that limited portion of the acquired business with the products in the HBIO Group’s business, at a price determined by an independent, duly-qualified Third Party appraiser mutually selected by HBIO and HART; or (B) obtain an exclusive (only with respect to the HBIO Group’s business) license to those products and/or become the exclusive (only with respect to the HBIO Group’s business) distributor for those products on terms and conditions mutually agreed-upon by the Parties.

ARTICLE X

MISCELLANEOUS

10.1.          Term and Termination. The transfer of the Transferred Intellectual Property shall remain in effect in perpetuity. Unless otherwise explicated stated herein and subject to the termination rights with respect to specific license grants set forth herein, the licenses granted under this Agreement shall remain in effect in perpetuity. The Parties acknowledge that the licenses granted hereunder are intended to be licenses of “Intellectual Property” as such term is used in Section 365(n) of the United States Bankruptcy Code and for other similar laws and that the licenses herein are given and received for fair and adequate value. Accordingly, the Parties intend (a) each of the Parties will have the benefit of any applicable law related to insolvency or bankruptcy that protects a licensee from disclaimer or other challenge of the licenses granted to the licensee, and (b) the licenses granted hereunder will survive any bankruptcy of either Party.

10.2.          Counterparts; Entire Agreement; Corporate Power. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by facsimile, electronic transmission or otherwise) to the other Party. This Agreement, the exhibits, the schedules and appendices hereto and thereto, the Separation and Distribution Agreement (and Ancillary Agreements defined therein) contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. Each Party hereto acknowledges that it and each other Party hereto is this Agreement by facsimile, stamp or mechanical signature. Each Party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of any other Party hereto at any time it will as promptly as reasonably practicable the Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

10.3.          Governing Law, Jurisdiction and Dispute Resolution. This Agreement and any claims or disputes arising out of or related hereto or thereto or to the transactions contemplated hereby and thereby or to the inducement of any Party to enter herein and therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise shall be governed by and construed and interpreted in accordance with the Laws of the Commonwealth of Massachusetts irrespective of the choice of laws principles of the Commonwealth of Massachusetts as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. If any dispute arises out of or in connection with this Agreement, except as expressly contemplated by another provision of this Agreement, the parties irrevocably (a) consent and submit to the exclusive jurisdiction of federal and state courts located in Boston, Massachusetts, and (b) waive any objection to that choice of forum based on venue or to the effect that the forum is not convenient. Notwithstanding the foregoing, any dispute arising out of or related to this Agreement shall be resolved in accordance with the procedures set forth in Section 9.1 of the Separation and Distribution Agreement. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

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10.4.          Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and thereto, respectively, and their respective successors and permitted assigns; provided, however, that no Party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other Party hereto or thereto (which consent may be withheld in such Party's sole and absolute discretion) and any assignment or attempted assignment in violation of the foregoing will be null and void. Notwithstanding the preceding sentence, and subject to the restrictions contained in Sections 9.5 and 9.6 hereof, a Party may assign this Agreement in connection with a merger transaction in which such Party is not the surviving entity or the sale by such Party of all or substantially all of its Assets, and upon the effectiveness of such assignment the assigning Party shall be released from all of its obligations under this Agreement if the surviving entity of such merger or the transferee of such Assets shall agree in writing, in form and substance reasonably satisfactory to the other Party, to be bound by all terms of this Agreement as if named as a “Party” hereto.

10.5.          Third-Party Beneficiaries. Except for the indemnification rights under this Agreement of any HBIO Indemnitee or HART Indemnitee in their respective capacities as such, (i) the provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person except the Parties any rights or remedies hereunder, and (ii) there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third Person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

10.6.          Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.6:

If to HBIO to:

Harvard Bioscience, Inc.
84 October Hill Road Holliston, Massachusetts 01746 Attn: Chief Executive Officer

with a copy (which copy will not constitute notice) to:

Burns & Levinson LLP
125 Summer Street
Boston, MA 02110
Attention: Josef B. Volman
Facsimile: (617) 345-3299

If to HART to:

Harvard Apparatus Regenerative Technology, Inc. 84 October Hill Road Holliston, Massachusetts 01746 Attn: Chief Executive Officer
with a copy (which copy will not constitute notice) to:

Feinberg Hanson LLP
57 River Street, Suite 204
Wellesley, Massachusetts 02481
Attention: Harry A. Hanson, III
Facsimile: (781) 283-5776

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Any Party may, by notice to the other Party, change the address to which such notices are to be given.

10.7.          Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to affect the original intent of the Parties.

10.8.          Force Majeure. No Party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from a Force Majeure. In the event of an occurrence of a Force Majeure, the Party whose performance is affected thereby shall give notice of suspension as soon as reasonably practicable to the other stating the date and extent of such suspension and the cause thereof, and such Party shall resume the performance of such obligations as soon as reasonably practicable after the removal of such cause.

10.9.          Expenses. Except as expressly set forth in this Agreement, all fees, costs and expenses incurred in connection with the preparation, execution, delivery and implementation of this Agreement, and with the consummation of the transactions contemplated hereby and thereby, will be borne by the Party incurring such fees, costs or expenses.

10.10.          Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.11.         Waivers of Default. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

10.12.         Specific Performance. Subject to the provisions of Section 10.3, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief in respect of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties to this Agreement.

10.13.         Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

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10.14.         Interpretation. In this Agreement, (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires; (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits hereto) and not to any particular provision of this Agreement; (c) Article, Section, and Exhibit references are to the Articles, Sections, and Exhibits to this Agreement unless otherwise specified; (d) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” (e) the word “or” shall not be exclusive; (f) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to October 31, 2013, regardless of any amendment or restatement hereof.

[Signatures on following page]

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IN WITNESS WHEREOF, the Parties have caused this Intellectual Property Matters Agreement to be duly executed as of the date first above written.

HARVARD BIOSCIENCE, INC.

By:	/s/ Jeffrey A. Duchemin
Name: Jeffrey A. Duchemin Title: Chief Executive Officer

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

By:	/s/ David Green
Name: David Green Title: Chief Executive Officer

Exhibit A

Patent/Technology	Jurisdiction	Expiration

Patent application covering aspects of syringe devices and methods for delivering cells to tissues	Europe, U.S.	2030

Patent application covering aspects of clinical scale bioreactors and tissue engineering	Australia, Europe, Japan, Russia, U.S.	2030

Patent application covering aspects of liquid distribution in a rotating bioreactor	Germany	2031

Issued Patent covering aspects of liquid distribution in a rotating bioreactor	Germany	2021

Patent application covering aspects of liquid distribution in a rotating bioreactor	PCT – international stage	2032

Patent application covering aspects of synthetic scaffolds and organ and tissue transplantation	PCT – international stage	2032

Patent application covering aspects of synthetic scaffolds and organ and tissue transplantation	U.S.	2032

Patent applications relating to infrared-based methods for evaluating tissue health including methods for evaluating burns	PCT – international stage	2033

Provisional patent applications relating to methods and compositions for producing elastic scaffolds for use in tissue engineering	U.S.	N/A

Provisional patent application relating to support configurations for tubular tissue scaffolds, and airway scaffold configurations	U.S.	N/A

Provisional patent applications relating to methods and compositions for promoting the structural integrity of nanofiber-based scaffolds for tissue engineering	U.S.	N/A

Provisional patent application relating to synthetic airways	U.S.	N/A

Provisional patent applications relating to engineered hybrid organs	U.S.	N/A

Provisional patent application relating to bioreactor adaptors for tubular tissue scaffolds	U.S.	N/A

Exhibit B

Transferred Licenses

1. Exclusive License Agreement dated August 6, 2009 by and between Harvard Bioscience, Inc. and Sara Mantero and Maria Adelaide Asnaghi

2. IPR Assignment Agreement dated April 24, 2012 by between Harvard Bioscience Inc. and CMA Microdialysis AB

3. Intellectual Property Assignment, License and Services Agreement dated March 8, 2012 by and among Mammalian Cell Technologies, LP, Michael C. Riddle, and Harvard Bioscience, Inc.

4. Non-Exclusive Patent License Agreement dated April 9, 2012 by and between The General Hospital Corporation, d/b/a Massachusetts General Hospital, and Harvard Bioscience, Inc.